EXHIBIT 10.4

                              TECHNOLOGY AGREEMENT


                 This Technology Agreement (hereinafter "Agreement") dated as of January 31, 1997 by and among Ralcorp Holdings, Inc., a Missouri corporation ("Ralcorp"), New Ralcorp Holdings, Inc., a Missouri corporation and a wholly owned subsidiary of Ralcorp ("New Ralcorp"), and Chex Inc., a Delaware corporation and a wholly owned subsidiary of New Ralcorp ("Branded Subsidiary").

                                WITNESSETH THAT:

                 WHEREAS, Ralcorp, General Mills, Inc., a Delaware corporation ("Acquiror"), and General Mills Missouri, Inc., a Missouri corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), have heretofore entered into an Agreement and Plan of Merger dated as of August 13, 1996 (as amended from time to time, the "Merger Agreement") pursuant to which Merger Sub is being merged with and into Ralcorp immediately after the consummation of the transactions contemplated hereby (the "Merger").

                 WHEREAS, this Agreement is entered into in conjunction with the Merger Agreement in order to facilitate the license or transfer of certain technical information and know how to certain of the parties hereto.

                 WHEREAS, (i) Ralcorp wishes to assign its rights to certain of this technical information and know how to New Ralcorp and each of Ralcorp and Branded Subsidiary wish to license other of this technical information and know how to New Ralcorp, and New Ralcorp wishes to accept such assignments and licenses and (ii) New Ralcorp wishes to assign its rights to certain of this technical information and know how to Branded Subsidiary, and Branded Subsidiary wishes to accept such assignment, with all such assignments and licenses being on the terms and conditions as hereinafter set forth.

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS

1. The term "Branded Business" shall mean the business of manufacturing, distributing and selling branded ready-to-eat cereal (excluding Non-Branded Cereals) and branded cereal-based snacks and snack mixes, as ever conducted by Ralcorp, New Ralcorp, Ralston Foods, Inc., the predecessor in interest to New Ralcorp ("Foods"), or their predecessor in interest, Ralston Purina Company ("RP Co."), prior to the Distribution Date.
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2.       The term "Foods Business" shall mean any business (including any of the same businesses as previously conducted by RP Co.) as ever conducted by Ralcorp, New Ralcorp, Foods, or any of their Affiliates prior to the Distribution Date, other than the Branded Business.

3. The term "Technical Information and Know How" shall mean any and all information owned or licensed from third parties by Ralcorp and its subsidiaries, and which, as of the date of this Agreement, has been used or reduced to practice for use by the Branded Business or the Foods Business or by RP Co. in connection with either of such businesses, including trade secrets, product formulas, processing and equipment design and information, specifications, know how, manufacturing, research, software, inventions, patent applications, patents and industrial property rights and other technical information.

4. The term "Assigned Technical Information and Know How" shall mean any and all Technical Information and Know How that is or has in the past been used exclusively in, or reduced to practice for use exclusively by, the Foods Business and that same business as it was previously conducted by RP Co. The term "Assigned Technical Information and Know How" shall specifically include, without limitation, the Technical Information and Know How listed on Schedule A attached hereto (such information designated on Schedule A referred to as the "Special Assigned Technical Information and Know How") and shall specifically exclude both the Branded Technical Information and Know How and the Shared Technical Information and Know How.

5. The term "Shared Technical Information and Know How" shall mean any and all Technical Information and Know How that is or has in the past been used or reduced to practice for use by (a) the Branded Business and that same business as it was previously conducted by RP Co. for any products which are not Designated Products and (b) both the Branded Business and the Foods Business and those same businesses as they were previously conducted by RP Co. The term Shared Technical Information and Know How" shall specifically exclude the Assigned Technical Information and Know How and the Branded Technical Information and Know How.

6. The term "Branded Technical Information and Know How" shall mean any and all Technical Information and Know How that is or has in the past been used exclusively, or reduced to practice for use exclusively, by Ralcorp, its subsidiaries or RP Co. to produce Designated Products, including all cereal-based snacks and snack mixes that are Designated Products, and shall include the technical information, know how and equipment listed on Schedule B attached hereto, which shall not be considered or form part of the Shared Technical Information and Know How. The term "Branded Technical Information and Know How" shall specifically exclude the Assigned Technical Information and Know How.

7. The term "Designated Products" shall have the meaning set forth in the Trademark Agreement.




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8.       The term "Reorganization Agreement" shall mean the agreement by this name dated as of the date hereof by and among Ralcorp, New Ralcorp, Foods, Acquiror, and Branded Subsidiary.

9. The term "Trademark Agreement" shall mean the agreement by this name dated as of the date hereof by and among Ralcorp, New Ralcorp and Branded Subsidiary.

10. All other capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

                            ARTICLE II - ASSIGNMENTS

1. Ralcorp hereby assigns and transfers to New Ralcorp, its successors and assigns, all of its right, title, and interest, effective as of the Distribution Date, in the United States of America and all foreign countries, in and to the Assigned Technical Information and Know How and all income, royalties, fees, damages, and payments now or hereafter due or payable in respect thereto, and in and to any and all causes of action (either in law or in equity), and the right to enforce any rights and file any causes of action, including the right to recover damages, for any past, present, or future infringement or misappropriation of any of said rights.

2. New Ralcorp hereby assigns and transfers to Branded Subsidiary, its successors and assigns, all of its right, title and interest, effective as of the Distribution Date, in the United States of America and all foreign countries, in and to the Shared Technical Information and Know How and the Branded Technical Information and Know How in which New Ralcorp or any of its subsidiaries owns or possesses or otherwise has rights, together with all income, royalties, fees, damages and payments now or hereafter due or payable in respect thereto, and in and to any and all causes of action (either in law or in equity), and the right to enforce any rights and file any causes of action, including the right to recover damages, for any past, present, or future infringement or misappropriation of any of said rights.

3. All assignments made hereunder by Ralcorp and New Ralcorp are on a quitclaim basis without contravening the representations or warranties concerning such Technical Information and Know How contained in the Merger Agreement or Reorganization Agreement.





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                          ARTICLE III - LICENSE GRANTS

1. Each of Ralcorp and Branded Subsidiary hereby grants to New Ralcorp, effective as of the Distribution Date and subject to the terms, covenants, conditions, and limitations set forth in this Agreement (including, without limitation, those restrictions set forth in Article IV hereof), that certain Technology Agreement dated as of March 31, 1994 by and among RP Co., Ralston Purina International, Inc., VCS Holding Company Inc. and Ralcorp, which agreement is attached hereto as Exhibit A (the "Prior Technology Agreement"), the Merger Agreement, and the Trademark Agreement:

         (a) an irrevocable, non-exclusive, royalty-free, license to use, employ, exercise, apply, or otherwise utilize, the Shared Technical Information and Know How from and after the date hereof until March 31, 1999 in the Western Hemisphere, but, with no rights (except as expressly provided herein) during the applicable time periods specified in Section 4(a) of
                 Article IV hereof to produce, have produced, or license to produce the Designated Products or snack mixes which are not Designated Products;

         (b) an irrevocable, non-exclusive, royalty-free, license to use, employ, exercise, apply, or otherwise utilize, the Shared Technical Information and Know How from and after March 31, 1999, worldwide, in perpetuity, but, with no rights (except as expressly provided herein) during the applicable time periods specified in Section 4(a) of Article IV hereof to produce, have produced, or license to produce the Designated Products or snack mixes which are not Designated Products;

         (c) an irrevocable, non-exclusive, royalty free, license to use, employ, exercise, apply or otherwise utilize the Branded Technical Information and Know How to produce, but, except as expressly provided herein, not to disclose or sublicense the same to third parties (including, without limitation, to contract manufacturers, other than as is necessary for Foods Copacking (as defined below)), (i) any products (including, without limitation, all Designated Products and all cereal-based snacks and snack mixes) exclusively for Branded Subsidiary alone or for RP Co. as provided in and in accordance with Article V, Section 1 hereinbelow, in each case, commencing as of the Distribution Date; (ii) (A) any products, other than snack mix products and Designated Products which are COOKIE CRISP type ready to eat cereals, commencing on the Distribution Date and (B) any Designated Products which are COOKIE CRISP type ready to eat cereals, commencing eighteen (18) months after the Distribution Date, in each case (A) and (B), in the United States, its territories, possessions, military installations and the Commonwealth of Puerto Rico for any third parties; (iii) any products, other than snack mix products, commencing five (5) years after the Distribution Date, in all other countries for any third parties; (iv) any snack mix products other than those referred to in Section 4(a)(iii) of Article IV, commencing two (2) years after the Distribution Date, worldwide for any third parties; and (v) any snack mix products referred to in Section 4(a)(iii) of Article IV





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                 hereof, commencing five (5) years after the Distribution Date, worldwide, for any third parties.

         (d) an irrevocable, non-exclusive, royalty-free, license to use the invention claimed in U.S. Patent No. 5,188,860 entitled "Process for the Production for a Fiber Containing Cereal Product", worldwide, in perpetuity.

         For purposes of the foregoing paragraph (c), the term "Foods Copacking" shall mean the right of New Ralcorp (subject to all of the restrictions and obligations set forth herein and provided that all use of Branded Technical Information and Know How and the Shared Technical Information and Know How by any such contract manufacturer is on the same basis and subject to the same restrictions as set forth in Section 1 of Article III and Section 4 of Article IV as they apply to New Ralcorp) to have contract manufacturers pack, or mix with other ingredients and pack, only for New Ralcorp itself, ready to eat cereals that are Designated Products and cereal based snacks and snack mix products as described in Section 4(a) of Article IV, but shall not include any right of any contract manufacturer to produce or make any of such products for itself or other third parties.

2. New Ralcorp hereby agrees and acknowledges that the Shared Technical Information and Know How and the Branded Technical Information and Know How is subject to all limitations, undertakings and liabilities contained in the Prior Technology Agreement, including, without limitation, each of the following:

         (a) New Ralcorp shall not disclose any of the Shared Technical Information and Know How and Branded Technical Information and Know How to any third party during the term of the license without the written consent of RP Co.; and

         (b) New Ralcorp shall obtain a written agreement from each of its employees, agents, officers and/or directors that the Shared Technical Information and Know How and the Branded Technical Information and Know How will be kept confidential at all times by such parties and that such information will not be disclosed to any third parties.


                    ARTICLE IV - OBLIGATIONS OF THE PARTIES

1. New Ralcorp hereby agrees to assume from Ralcorp and fulfill all of the technical assistance obligations owed to RP Co. by Ralcorp as described in Article III of the Prior Technology Agreement, and Ralcorp hereby consents to such assumption by New Ralcorp.

2. Ralcorp, Branded Subsidiary and New Ralcorp each agree to treat as confidential all Technical Information and Know How, including the Branded Technical Information and Know How, the Assigned Technical Information and Know How, the Special Assigned Technical Information and Know How and the Shared Technical Information and Know How; and shall not at any time disclose or permit to be disclosed any portion thereof to any other person, firm, or entity; provided, however, (i) that New Ralcorp shall have the right to





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         license or disclose, in confidence, but only in accordance with the terms of the Prior Technology Agreement and this Agreement, the Shared Technical Information and Know How and, as to the Branded Technical Information and Know How, in accordance with Section 2 of Article V of this Agreement, and that this provision shall not otherwise limit or preclude New Ralcorp from doing so and (ii) that each of Ralcorp and Branded Subsidiary shall have the right to license or disclose, in confidence, but only in accordance with the terms of the Prior Technology Agreement, the Shared Technical Information and Know How and the Branded Technical Information and Know How, and that this provision shall not otherwise limit or preclude Ralcorp or Branded Subsidiary from doing so. Notwithstanding the foregoing, New Ralcorp shall not be under any obligation pursuant to this Agreement to treat as confidential any of the Assigned Technical Information and Know How or Special Assigned Technical Information and Know How.

3. The obligation of nondisclosure, contained in Paragraph 2 above, shall not apply in the event that any of such confidential information:

         (a) was known to the public or generally available to the public prior to the date it was received from the disclosing party;

         (b) became known to the public or generally available to the public subsequent to the date it was received from the disclosing party without any fault of the receiving party; or

         (c) is, subsequent to the date of this Agreement, disclosed to the receiving party from a third party who is under no obligation of confidentiality regarding the same.

4. New Ralcorp, on behalf of itself and its successors in interest and present and future subsidiaries and Affiliates other than Branded Subsidiary, agrees and shall cause such subsidiaries and Affiliates to agree, that (except as otherwise provided in the Supply Agreement) New Ralcorp, its successors and such subsidiaries and Affiliates shall not directly or indirectly:

         (a) make, have made, produce, market, contract pack, sell or license, or contract with, any third party to produce (except as provided in and in accordance with Article V, Section 1, hereinbelow for RP Co. and Article V, Section 3 for Branded Subsidiary):

                 (i) (A) any ready-to-eat cereals that are COOKIE CRISP-type Designated Products in the United States, its territories, possessions, military installations or the Commonwealth of Puerto Rico for the eighteen
                          (18) month period commencing upon the Distribution Date and (B) any ready to eat cereals that are Designated Products outside of the United States, its territories, possessions, military installations or the Commonwealth of Puerto Rico for the five (5) year period commencing upon the Distribution Date (which shall preclude, without limitation, any sales made to third





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                          parties of such Designated Products which New Ralcorp
                          knows are likely, based on reasonable information and knowledge, to be sold or resold outside the United States, its territories, possessions or military installations, or the Commonwealth of Puerto Rico);

                 (ii) any snack mix, cereal-based or otherwise, anywhere in the world for the two (2) year period commencing upon the Distribution Date; and

                 (iii) any snack mix containing those products, or a product substantially similar to, or identical to, products which have been, prior to the date hereof, offered for sale in connection with any form of the CHEX trademark, which shall include products sold under the Crispy Hexagon designation but which shall not include those wheat cereals denominated or described as SHREDDED WHEAT and similar in nature to other shredded wheat products currently offered by other cereal manufacturers, for the five (5) year period commencing upon the Distribution Date; provided, however, that this Section 4(a)(iii) and Section 4(a)(ii) hereinabove shall not apply to snack mix products of an enterprise acquired by New Ralcorp in which the snack mix business generates less than 20% of the annual gross revenues of such enterprise and less than seven (7) million dollars in annual sales; or

         (b) use, print, disseminate, display or publish on packaging for cereals, or in any related advertising, sales or promotional materials, any snack recipes which are essentially identical to the snack mix recipes that have been used by Foods or New Ralcorp in connection with CHEX products in the three (3) years prior to the Distribution Date.

5. Ralcorp and Branded Subsidiary, and their Affiliates and subsidiaries, hereby agree that Sections 4(a) and (b) of this Article IV shall not apply to, and shall not restrict in any manner whatsoever, the existing business of any third party (including the Affiliates and subsidiaries of such third party prior to such acquisition) which may acquire New Ralcorp or any of its Affiliates or subsidiaries, as such existing business is conducted at the time of such acquisition. Notwithstanding the foregoing, New Ralcorp, on behalf of itself and its successors in interest and present and future subsidiaries and Affiliates, agrees and shall cause such subsidiaries and Affiliates to agree, that Sections 4(a) and (b) shall prevent any such acquiring third party from using the Shared Technical Information and Know How related to snack mixes or the Designated Products and the Branded Technical Information and Know How in violation of the terms of Sections 4(a) and (b) of this Article IV.


                         ARTICLE V - CERTAIN AGREEMENTS

1. Each of Ralcorp and Branded Subsidiary hereby agrees that, except as set forth in this Section 1, nothing contained in this Agreement shall interfere with the ability of New Ralcorp to meet the obligations of New Ralcorp, if any, to RP Co., as set forth in the Distributorship Agreement. Each of Ralcorp and Branded Subsidiary hereby agrees that





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         New Ralcorp shall have the right to produce ready to eat cereals for
         RP Co. in accordance with the terms of the Distributorship Agreement, up to, but not beyond, September 1, 1999, by which time New Ralcorp agrees that it shall have terminated the Distributorship Agreement insofar as it may require the production or sale of any Designated Products. New Ralcorp also agrees that New Ralcorp shall not use any of the Branded Trademarks in connection with such production for RP Co., unless such usage is specifically authorized in writing by Ralcorp.

2. Each of Ralcorp and Branded Subsidiary hereby agrees that New Ralcorp shall have the right to license in accordance with the terms of the Prior Technology Agreement, or, at its option, request that Ralcorp and Branded Subsidiary each license in accordance with the terms of the Prior Technology Agreement, if applicable, the Shared Technical Information and Know How and the Branded Technical Information and Know How, or any parts thereof, from and after the Distribution Date to any subsidiaries or Affiliates of New Ralcorp (regardless of when any such relationship with New Ralcorp may arise), for so long as such entity continues to be a subsidiary or Affiliate of New Ralcorp, and to any "Successor Third Party," on the same terms as set forth herein and specifically subject to the requirement that each such entity shall assume and be subject to and be bound by all restrictions set forth in this Agreement and the Trademark Agreement, provided that, upon the granting of a license of the Shared Technical Information and Know How and the Branded Technical Information and Know How, or any parts thereof, by Ralcorp or Branded Subsidiary to a Successor Third Party, the then existing licenses to New Ralcorp (and its subsidiaries and Affiliates) relating exclusively to the business transferred or to be transferred to such Successor Third Party shall be terminated and New Ralcorp shall only retain, if any, licenses of the Shared Technical Information and Know How and Branded Technical Information and Know How relating to that part of the ready to eat cereal, cereal based snack and cereal based snack mix business of which it retains ownership immediately after such transfer. It is hereby understood that any such license will (i) provide the licensee with rights no greater than the rights of New Ralcorp as set forth in this Agreement and (ii) be subject in all respects to the terms of this Agreement and the Prior Technology Agreement. Each of Ralcorp and Branded Subsidiary hereby agrees that it shall, or, if necessary to fulfill its obligations hereunder, it shall cause its Affiliates and subsidiaries to, promptly comply with (in no case, more than fourteen
         (14) days after its receipt of) any such request by New Ralcorp by providing any such subsidiary or Affiliate of New Ralcorp with all documentation necessary to provide such Affiliate or subsidiary with the same rights as transferred to New Ralcorp by this Agreement. For purposes of this Agreement, "Successor Third Party" shall mean any entity to whom New Ralcorp transfers (by way of asset transfer, stock transfer, merger or otherwise) following the date hereof all or substantially all of (x) its ready to eat cereal, cereal based snack and cereal based snack mix business as a whole, (y) substantially all of its assets, title, properties, interests, rights and privileges, tangible and intangible, to manufacture and sell cereals that are identical to or substantially similar in form or overall appearance to cereal products bearing the CHEX trademark, or (z) after a transfer of the business as described in (y), the ready to eat cereal, cereal based snack and cereal based snack mix business then remaining, including any entity that is a subsidiary or Affiliate of New Ralcorp, and any entity which is a subsequent





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         transferee of any of the businesses described in (x), (y) or (z) of this Section V.2; it being understood that any license of the Shared Technical Information and Know How and the Branded Technical Information and Know How to a subsequent transferee shall be on the same terms and conditions as set forth in this Section V.2.

3. Each of Ralcorp and Branded Subsidiary hereby agrees that nothing contained in this Agreement shall interfere with the ability of New Ralcorp to meet its obligations to Branded Subsidiary under the Supply Agreement.

4. After the Distribution Date, none of New Ralcorp, Ralcorp nor Branded Subsidiary shall have an ongoing obligation to assign, license, share or provide to the other any Technical Information and Know How created or developed after the Distribution Date.

5. Ralcorp, Branded Subsidiary and New Ralcorp each hereby acknowledges that pursuant to the Reorganization Agreement it has agreed to abide by certain limitations, undertakings and liabilities related to the Assigned Technical Information and Know How, the Shared Technical Information and Know How and the Branded Technical Information and Know How, including those arising out of the Prior Technology Agreement.


                           ARTICLE VI - ASSIGNABILITY

                 New Ralcorp's rights herein as to the Shared Technical Information and Know How and the Branded Technical Information and Know How shall not be assignable except to its successor by operation of law and except as otherwise expressly provided herein; otherwise, this Agreement and the rights granted herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                     ARTICLE VII - MISCELLANEOUS PROVISIONS

1. Should any provision of this Agreement be declared unenforceable for any reason or found contrary to any law or statute, said provision shall be adjusted in accordance with such decision or if it cannot be so adjusted will automatically cease to be a part of this Agreement without affecting any other provisions or obligation thereof.

2. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri.

3. The headings used in this Agreement are for reference only and shall not be relied upon or used in the interpretation of this Agreement.

4. The dispute resolution provisions contained in Article XII of the Reorganization Agreement will control in the event of any dispute in relation to this Agreement.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative effective on the day and year set forth in this Agreement.

                                        RALCORP HOLDINGS INC.


                                        By:  /s/ J. R. Micheletto
                                           -----------------------------------
                                        Name:  J. R. Micheletto
                                        Title: Chief Executive Officer and
                                               President

                                        CHEX INC.


                                        By:  /s/ R. W. Lockwood
                                           -----------------------------------
                                        Name:  R. W. Lockwood
                                        Title: President


                                        NEW RALCORP HOLDINGS, INC.


                                        By:  /s/ J. R. Micheletto
                                           -----------------------------------
                                        Name:  J. R. Micheletto
                                        Title: Chief Executive Officer and
                                               President





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                     SCHEDULE A TO THE TECHNOLOGY AGREEMENT
              SPECIAL ASSIGNED TECHNICAL INFORMATION AND KNOW HOW


1. Twin screw extrusion technology and equipment currently and historically associated exclusively with cereals not offered by and not reduced to practice for use by cereal or snack mixes of the Branded Business.

2. Cooking, shredding, baking and sugar frosting technology and equipment at Bremner facility in Princeton, Kentucky currently and historically associated exclusively with cereals (including cereals not yet in commercial production) not offered by and not reduced to practice for use by cereal or snack mixes of the Branded Business.

3. Crispy hexagon forming rolls and related technology currently and historically associated exclusively with cereals not offered by the Branded Business.





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                     SCHEDULE B TO THE TECHNOLOGY AGREEMENT

1.       Formulas and processing steps, times and conditions for the Designated
         Products

2. To the extent they are exclusively associated with the Designated Products, the following, as well:

                 Material specifications

                 Machine and equipment settings

                 Equipment and manufacturing specifications and instructions

                 Plant operating procedures

                 Testing procedures

                 Sampling procedures

                 Safety protocols

                 Ingredient testing





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